UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016 (November 9, 2016)

 CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On November 9, 2016, John J. Oros advised Ellen R. Alemany, Chairwoman and Chief Executive Officer of CIT Group Inc. (“CIT” or the “Company) that he resigned from the Board of Directors (the “Board”) of CIT and the Audit Committee and Regulatory Compliance Committee of the Board, effective immediately. The current term for Mr. Oros was scheduled to expire on May 9, 2017, the date of the next Annual Meeting of Shareholders. Mr. Oros has served as a director of the Company and as a member of the Audit Committee and the Regulatory Compliance Committee since May 2016. Mr. Oros resigned due to the demands and requirements of his position with J.C. Flowers & Co. and the JCF Funds, including those which hold shares of CIT common stock, and not due to a disagreement with the Company on any matters involving the Company’s operations, policies or practices.

Election of New Director

On November 10, 2016, the Board appointed Michael L. Brosnan (58) as a director of the Company, effective immediately. The Board also appointed Mr. Brosnan to the Audit Committee and the Regulatory Compliance Committee of the Board. Mr. Brosnan was an employee of the Office of the Comptroller of the Currency for 30 years, serving in a number of leadership positions, including Examiner-in-Charge for Midsize Bank Supervision from May 2013 to May 2016 and Senior Deputy Comptroller for Large Bank Supervision from December 2010 to April 2013. In addition, he served as a member of the OCC’s Executive Committee and the Committee on Bank Supervision from December 2010. Previously, Mr. Brosnan served as Deputy Comptroller for Large Banks, where he was responsible for line supervision of a portfolio of large banks, ensuring that risk-based strategies and staffing were effectively aligned.

From 2004 to 2008, he also served in executive management roles at Bank of America and MBNA. At Bank of America, he served as head of Enterprise Operational Risk, as Risk Manager for the Global Technology and Operations, Chief Administrative Office, and Supplier Risk Management of the bank, and as Compliance Executive for Bank of America Card Services. Prior to Bank of America, Mr. Brosnan oversaw the Operational Risk Management Division of MBNA America. Before joining MBNA, he spent 21 years with the OCC, most recently as Examiner-in-Charge for Bank of America. Mr. Brosnan is an independent director under the criteria established by the New York Stock Exchange and under CIT’s Corporate Governance Guidelines.

In connection with his appointment to the Board, Mr. Brosnan will receive a one-time equity-based grant of $100,000 in the form of restricted stock units, as provided in the Company’s existing compensation plan for non-management directors. Under the existing plan, Mr. Brosnan will also receive an annual retainer of $85,000 (payable as cash or restricted stock units, at the election of the director) and restricted stock units valued at $95,000.

Termination of Nomination & Support Agreement

As previously reported on Form 8-K filed February 22, 2016, the Company and J.C. Flowers & Co. LLC (“JCF”), who collectively with its affiliates and associates, beneficially owned a total of 7,007,345 shares of the Company’s common stock, entered into a Nomination and Support Agreement, dated February 18, 2016 (the “Agreement”). Following the resignation of Mr. Oros from the Board, JCF gave written notice on November 10, 2016 that it was irrevocably waiving its right to appoint a substitute director for Mr. Oros. Pursuant to the terms of the Agreement, since JCF has irrevocably waived its right to appoint a substitute director for Mr. Oros, the standstill restrictions and the Agreement will terminate on November 25, 2016.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ E. Carol Hayles
E. Carol Hayles
Executive Vice President &
Chief Financial Officer

Dated: November 15, 2016